UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2025

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California	001-36111	95-3472715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1919 Torrance Blvd., Torrance, California		90501
(Address of principal executive offices)		(Zip Code)

(310) 972-2288

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
0.750% Medium-Term Notes, Series A Due November 25, 2026	HMC/26A	New York Stock Exchange
3.500% Medium-Term Notes, Series A Due April 24, 2026	HMC/26F	New York Stock Exchange
Floating Rate Medium-Term Notes, Series A Due April 29, 2026	HMC/26G	New York Stock Exchange
Floating Rate Medium-Term Notes, Series A Due May 29, 2026	HMC/26H	New York Stock Exchange
1.500% Medium-Term Notes, Series A Due October 19, 2027	HMC/27A	New York Stock Exchange
3.750% Medium-Term Notes, Series A Due October 25, 2027	HMC/27B	New York Stock Exchange
0.300% Medium-Term Notes, Series A Due July 7, 2028	HMC/28A	New York Stock Exchange
5.600% Medium-Term Notes, Series A Due September 6, 2030	HMC/30A	New York Stock Exchange
3.650% Medium-Term Notes, Series A Due April 23, 2031	HMC/31B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective February 21, 2025, American Honda Finance Corporation (“AHFC”) entered into the following agreements:

•

Third Amendment (the “364-Day Credit Agreement Amendment”) to the $3,500,000,000 364-Day Credit Agreement, dated as of February 25, 2022, among AHFC, as the borrower, the lenders party thereto, MUFG Bank, Ltd., as administrative agent and auction agent, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A. and Mizuho Bank, Ltd., as documentation agents, and MUFG Bank, Ltd., JPMorgan Chase Bank, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., BofA Securities, Inc., Citibank, N.A. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners (as amended from time to time, the “364-Day Credit Agreement”).

•

First Amendment (the “3-Year Credit Agreement Amendment”) to the $2,100,000,000 3-Year Credit Agreement, dated as of February 25, 2022, among AHFC, as the borrower, the lenders party thereto, MUFG Bank, Ltd., as administrative agent and auction agent, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A. and Mizuho Bank, Ltd., as documentation agents, and MUFG Bank, Ltd., JPMorgan Chase Bank, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., BofA Securities, Inc., Citibank, N.A. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners (as amended from time to time, the “3-Year Credit Agreement”).

•

First Amendment (the “5-Year Credit Agreement Amendment”) to the $1,400,000,000 5-Year Credit Agreement, dated as of February 25, 2022, among AHFC, as the borrower, the lenders party thereto, MUFG Bank, Ltd., as administrative agent and auction agent, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A. and Mizuho Bank, Ltd., as documentation agents, and MUFG Bank, Ltd., JPMorgan Chase Bank, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., BofA Securities, Inc., Citibank, N.A. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners (as amended from time to time, the “5-Year Credit Agreement”).

The 364-Day Credit Agreement Amendment extended the commitment termination date of the 364-Day Credit Agreement from February 21, 2025 to February 20, 2026. The 364-Day Credit Agreement Amendment, 3-Year Credit Agreement Amendment and 5-Year Credit Agreement Amendment (the “Credit Agreement Amendments”), among other things, clarified certain processes regarding the increasing of commitments and extension of commitment termination dates arising out of or relating to the transactions contemplated by their respective credit agreements.

The foregoing description of the Credit Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of such 364-Day Credit Agreement Amendment, 3-Year Credit Agreement Amendment and 5-Year Credit Agreement Amendment, copies of which are included in this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	364-Day Credit Agreement Amendment, dated as of February 21, 2025, between AHFC and MUFG Bank, Ltd., as administrative agent and auction agent, for and on behalf of the banks party to the 364-Day Credit Agreement.

10.2	3-Year Credit Agreement Amendment, dated as of February 21, 2025, between AHFC and MUFG Bank, Ltd., as administrative agent and auction agent, for and on behalf of the banks party to the 3-Year Credit Agreement.

10.3	5-Year Credit Agreement Amendment, dated as of February 21, 2025, between AHFC and MUFG Bank, Ltd., as administrative agent and auction agent, for and on behalf of the banks party to the 5-Year Credit Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION

Date: February 24, 2025	By:	/s/ Paul C. Honda
Paul C. Honda
Vice President, Assistant Secretary and Compliance Officer